UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	98-0430762
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1625 Broadway, Suite 780 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	NYSE AMEX LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-168736

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s common stock, par value $0.00001 per share (the “Common Stock”), is set forth under the caption “Description of Share Capital” in the registrant’s registration statement on Form S-1 (File No. 333-168736) filed with the Securities and Exchange Commission on August 10, 2010, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Articles of Incorporation, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

2.	Certificate of Amendment to Articles of Incorporation, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2010 and incorporated herein by reference.

3.	Amended and Restated Bylaws of the Company, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2008 and incorporated herein by reference.

4.	Form of Second Amended and Restated Bylaws of the Company, filed as an exhibit to the registration statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2010 and incorporated herein by reference.

5.	Specimen Common Stock Certificate, filed as an exhibit to the registration statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2010 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Triangle Petroleum Corporation (registrant)

Dated: November 2, 2010	By:	/S/ JONATHAN SAMUELS
	Name: Title:	Jonathan Samuels Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Articles of Incorporation, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

2.	Certificate of Amendment to Articles of Incorporation, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2010 and incorporated herein by reference.

3.	Amended and Restated Bylaws of the Company, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2008 and incorporated herein by reference.

4.	Form of Second Amended and Restated Bylaws of the Company, filed as an exhibit to the registration statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2010 and incorporated herein by reference.

5.	Specimen Common Stock Certificate, filed as an exhibit to the registration statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2010 and incorporated herein by reference.